UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2007

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

          On July 22, 2007, as previously disclosed, United Rentals, Inc. (“URI”) entered into an agreement and plan of merger (the “Merger Agreement”) with affiliates of Cerberus Capital Management, L.P.

          URI expects that the consummation of the transactions contemplated by the Merger Agreement, including payment of the merger consideration to URI equity holders, the repayment of existing debt of URI and its subsidiaries and the payment of related fees and expenses, will be financed with a combination of (1) proceeds from the private sale of certain new debt securities (the “Debt Securities”), (2) borrowings under new credit facilities, (3) equity contributions and (4) cash on hand. The Debt Securities will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.

          In connection with the private offering of the Debt Securities, potential purchasers have requested that URI provide information regarding the possible liquidation value of the equipment utilized by URI and its subsidiaries in their rental fleet (the “Equipment”). Based upon a third-party appraisal commissioned by institutions providing financing for the acquisition of URI, URI believes that the “Orderly Liquidation Value” (as defined below) of the Equipment as of July 31, 2007 was approximately $3.2 billion.

          For purposes of this report, “Orderly Liquidation Value” means an estimated gross amount that the Equipment would be expected typically to realize at a privately negotiated sale, properly advertised and professionally managed by an experienced seller of property of the kind and type being sold, where the liquidation sale is assumed to take place over a six to nine month period, with all Equipment being sold on a piecemeal “as is, where is” basis and the purchaser being responsible for removal of the Equipment at its own risk.

          Orderly Liquidation Value represents an estimate of the amount potentially achievable under only one type of liquidation scenario and, unlike book value, is not an amount that is determinable directly from URI’s books and records. URI cannot assure investors or others that, in an actual liquidation scenario, amounts raised upon liquidation of the Equipment would equal $3.2 billion or would be sufficient to repay outstanding indebtedness of URI and its subsidiaries, including the Debt Securities.

          The Debt Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

          The information provided herein does not constitute an offer to sell or the solicitation of an offer to buy the Debt Securities or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of Debt Securities will be made only by means of a private offering memorandum.

          Certain statements in this report are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by words such as “believes,” “expects,” “may,” “will” or “should,” and all statements made herein regarding Orderly Liquidation Value should be considered to be forward-looking statements. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results, including amounts achievable under an actual liquidation scenario, may differ materially from those expected by our forward-looking statements. For a description of the factors and other possible uncertainties that could cause our actual results to differ materially from our expectations, please refer to our Annual Report on Form 10-K for the year ended December 31, 2006, as well as to our subsequent filings with the SEC. Our forward-looking statements contained herein speak only as of the date hereof, and we make no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2007	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel